                                                                     EXHIBIT 2.8

                          PURCHASE AND SALE AGREEMENT


                                 BY AND AMONG


                     KINDER MORGAN ENERGY PARTNERS, L.P.,

                      KINDER MORGAN OPERATIONS L.P. "C",

                     MOUNTAINEER COAL DEVELOPMENT COMPANY,

                     SHIPYARD RIVER COAL TERMINAL COMPANY

                                      AND

                         ZEIGLER COAL HOLDING COMPANY



                               December 9, 1998

                               TABLE OF CONTENTS
                               -----------------

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                                                                            PAGE
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

                    ARTICLE I - PURCHASE AND SALE OF ASSETS

 1.1  Purchase and Sale of Assets........................................     1
 1.2  Retained Assets....................................................     3
 1.3  Post-Closing Liabilities...........................................     4
 1.4  Pre-Closing Liabilities............................................     4
 1.5  Nonassignable Licenses, Contracts and Leases.......................     5
 1.6  Purchase Price.....................................................     6
 1.7  Price Allocation...................................................     6
 1.8  Taxes; Apportionments; Post-Closing Adjustments....................     6
 1.9  Time and Place of Closing..........................................     7
1.10  Execution and Delivery of Documents of Title.......................     7

        ARTICLE II - REPRESENTATIONS OF THE SELLERS AND THE SHAREHOLDER

 2.1  Organization.......................................................     8
 2.2  Execution and Delivery.............................................     8
 2.3  Authority..........................................................     8
 2.4  No Conflicts.......................................................     8
 2.5  Governmental Approvals and Filings.................................     9
 2.6  Books and Records..................................................     9
 2.7  Financial Statement................................................     9
 2.8  Absence of Changes.................................................    10
 2.9  No Undisclosed Liabilities.........................................    11
2.10  Taxes..............................................................    12
2.11  Legal Proceedings..................................................    12
2.12  Compliance With Laws and Orders....................................    13
2.13  Benefit Plans/ERISA................................................    13
2.14  Real Property......................................................    13
2.15  Tangible Personal Property; Purchased Asset........................    15
2.16  Intellectual Property Rights.......................................    16
2.17  Contracts..........................................................    16
2.18  Licenses...........................................................    17
2.19  Insurance..........................................................    18
2.20  Affiliate Transactions.............................................    18
2.21  Employees; Labor Relations.........................................    19
2.22  Environmental Matters..............................................    19
2.23  Substantial Customers..............................................    20
2.24  No Powers of Attorney..............................................    20
2.25  Solvency...........................................................    20
2.26  Government Contracts...............................................    20

                  ARTICLE III- REPRESENTATIONS AND WARRANTIES
                          OF THE BUYER AND THE PARENT

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 3.1  Organization.......................................................    21
 3.2  Execution and Delivery.............................................    21
 3.3  Authority..........................................................    21
 3.4  No Conflicts.......................................................    22
 3.5  Governmental Approvals and Filings.................................    22
 3.6  Financial Ability to Perform.......................................    22

                       ARTICLE IV - CONDITIONS TO CLOSING

 4.1  Conditions to Obligation of the Buyer to Close.....................    22
 4.2  Conditions to Obligations of the Sellers and the
      Shareholder to Close...............................................    25

                             ARTICLE V - COVENANTS

 5.1  Conduct of the Terminals Pending the Acquisition...................    26
 5.2  Books and Records; Access and Information..........................    27
 5.3  Notification of Certain Matter.....................................    28
 5.4  Confidentiality....................................................    28
 5.5  Cooperation by the Parties.........................................    28
 5.6  Antitrust Notification.............................................    29
 5.7  The Sellers' Employees.............................................    30
 5.8  Compliance with Agreements Regarding Industrial Revenue Bonds......    30
 5.9  Product Inventory..................................................    31

                          ARTICLE VI- INDEMNIFICATION

 6.1  Indemnification by the Sellers and the Shareholder.................    31
 6.2  Indemnification by the Buyer and the Parent........................    32
 6.3  Procedures for Indemnification.....................................    33
 6.4  Survival...........................................................    34
 6.5  Limitations on Indemnification.....................................    34
 6.6  Payment of Damages.................................................    35

                           ARTICLE VII - TERMINATION

 7.1  Termination........................................................    35
 7.2  Effect of Termination..............................................    36

                         ARTICLE VIII - MISCELLANEOUS

 8.1  Expenses...........................................................    36
 8.2  Notices............................................................    36
 8.3  Amendments.........................................................    37
 8.4  Waiver.............................................................    37

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
 8.5  Public Announcements...............................................    37
 8.6  Head...............................................................    38
 8.7  Nonassignability...................................................    38
 8.8  Parties in Interest................................................    38
 8.9  Counterparts.......................................................    38
8.10  Governing Law; Consent to Jurisdiction.............................    38
8.11  Severability.......................................................    38
8.12  Entire Agreement...................................................    39
8.13  Arbitration........................................................    39

                          PURCHASE AND SALE AGREEMENT


     Purchase and Sale Agreement (the "Agreement'), dated as of December 9, 1998, by and among Kinder Morgan Energy Partners, L.P. (the "Parent"), Kinder Morgan Operating L.P. "C", a Delaware limited partnership (the "Buyer"), Mountaineer Coal Development Company, a West Virginia corporation ("Mountaineer"), Shipyard River Coal Terminal Company, a South Carolina corporation ("SRCT", and with Mountaineer, the "Sellers"), and Zeigler Coal Holding Company, a Delaware corporation (the "Shareholder").

                                   RECITALS

     WHEREAS, the boards of directors of the Buyer, the Sellers, the Parent and the Shareholder have determined that it is in their respective best interests for (i) Mountaineer to sell to the Buyer and for the Buyer to buy from Mountaineer certain assets (the "Pier IX Terminal") and (ii) SRCT to sell to the Buyer and for the Buyer to buy from SRCT certain assets (the "Shipyard River Terminal") on the terms and conditions contained in this Agreement (the "Acquisition");

     WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition;

     NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Sellers, the Shareholder and the Buyer agree as follows.

                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS

      1.1 Purchase and Sale of Assets. Upon the terms and subject to the
          ---------------------------
conditions contained in this Agreement, at the Closing, the Sellers shall sell, assign, transfer and convey to the Buyer, and the Buyer shall purchase, acquire and accept from the Sellers the assets of the Sellers described below, free and clear of all Liens except Permitted Liens, (the "Purchased Assets"):

     (a) the Pier IX Terminal and the Shipyard River Terminal (together, the "Terminals") and all tangible assets, personal property, fixtures and equipment (the "Tangible Property") specifically listed in Section 1.1(a) of the Disclosure Schedule, along with all Tangible Property located on the Real Property on the date hereof or used primarily in the operation of the Terminals; (excluding, however, any assets listed in Section 1.2(c) of the Disclosure Schedule);

     (b) good and indefeasible fee simple title in and to those tracts or parcels of land described in Section 1.1(b) of the Disclosure Schedule hereto together with (i) all of the interest of the Sellers in any land in the beds of any public streets or public roads in front of or adjoining indicated portions of such land; (ii) any easements or rights-of-way appurtenant to such land and all water, wastewater, sewer, sanitary sewer and other utility rights related to such land; (iii) any reversionary rights attributable thereto; (iv) subject to Section 1.2(k), all claims or demands whatsoever of the Sellers either in law or in equity in or to such land except to the extent provided otherwise in this Agreement or in any document executed herewith; (v) all buildings, improvements, fixtures, storage tanks, pipelines, (along with all physical facilities used in connection with the ownership or operation of such pipelines, including all valves, meters, measurement stations, and equipment), electrical facilities, storage and shipping facilities and other fixed assets and personalty owned by the Sellers annexed, affixed or attached to such land, in each case insofar as such real property relates to either Terminal; and
     (vi) all of the Sellers' rights and interests in all personal property and physical facilities used in connection with the ownership or operation of the electrical facilities used in the Terminals including, without limitation, all transformers, power lines, meters, rectifiers, busbars, housings, circuit breakers and all other fixtures and equipment of every type and description used in connection therewith (collectively, the "Owner Real Property");

     (c) all of the Sellers' rights and interest in all leases of real property set forth in Schedule 1.1(c) of the Disclosure Schedule and all leases of real property by the Sellers relating to the Terminals within five (5) miles of the Owned Real Property (the "Assigned Leases"). The real property subject to the Assigned Leases shall be referred to as the "Leased Real Property"; and with the Owned Real Property shall be referred to as the "Real Property";

     (d) all of the Sellers' rights and interest in and to the Contracts set forth in Section 1.1(d) of the Disclosure Schedule or used exclusively in the operation of the Terminals (the "Assigned Contracts");

     (e) any and all of the Sellers' books and records exclusively relating to the Terminals (the "Assigned Books and Records"), excluding, by way of clarification and not limitation, any Books and Records of the Sellers which relate exclusively to (i) organizational or governance proceedings of the Sellers, (ii) the Retained Assets, or (iii) the Pre-Closing Liabilities;

     (f)  all of the Sellers' goodwill exclusively related to the Terminals;

     (g) all of the Sellers' rights and interest in and to the Intellectual Property set forth in Section 1.1(g) of the Disclosure Schedule;

     (h) subject to Section 1.5, all Licenses used in the operation of the Terminals or set forth in Section 1.1(h) of the Disclosure Schedule, to the extent such Licenses are transferable to the Buyer (the "Assigned Licenses");

     (i) all of the Sellers' rights and interest in present and future insurance proceeds which may be payable under the insurance policies listed in Section 2.21 of the Disclosure Schedule insofar as such proceeds are payable in connection with any event or events occurring subsequent to the date hereof and affecting the Purchased Assets described in Section 1.1(a),
     (b) or (c);

     (k) any additional assets that fall within the categories listed above from time to time acquired primarily for use by the Terminals in the ordinary course of business between the date hereof and the Closing Date, except for such property as may be used, sold, consumed or disposed of by the Sellers in the ordinary course of business prior to the Closing Date and in compliance with the terms and conditions of this Agreement.

To the extent that any Purchased Assets of the Sellers primarily related to the Terminals are intended to be transferred to Buyer pursuant to the language of this Section 1.1 but are not listed the language of this Section 1.1 shall be controlling and such Purchased Assets nonetheless shall be transferred to Buyer for all purposes.

      1.2 Retained Assets. The Sellers will retain ownership of all assets other
          ---------------
than the Purchased Assets, including, without limitation, the following (collectively, the "Retained Assets"):

     (a) the Sellers' Books and Records other than those set forth in Section 1.1(e) above;

     (b) each Contract, Lease or License set forth in Section 1.2(b) of the Disclosure Schedule or which requires the consent to assignment by a Person other than the Sellers and which consents are not obtained on or before the Closing Date;

     (c) the personal items and equipment and furnishings unrelated to the Terminals as set forth in Section 1.2(c) of the Disclosure Schedule;

     (d) policies of insurance, fidelity, surety or similar bonds and the coverage afforded thereby;

     (e)  the Sellers' rights under this Agreement;

     (f)  accounts receivable of the Terminals accrued prior to the Closing
     Date;

     (g) choses in action relating to the Terminals arising prior to the Closing Date;

     (h) cash and cash equivalents relating to the Terminals determined as of the Closing Date;

     (i) claims for refunds or reductions regarding any Tax paid or payable relating to the Terminals or their operations prior to the Closing Date, and whether payable by cash, credit or otherwise;

     (j) all of the Sellers' rights and interest in and to the Intellectual Property set forth in Section 1.2(j) of the Disclosure Schedule; and

     (k) all claims or demands of the Sellers whatsoever relating to periods prior to the Closing, either in law or in equity, in or to the Real Property, except to the extent such claim or demand is a Purchased Asset specifically set forth in Section 1.1.

      1.3 Post-Closing Liabilities.  Subject to the terms and conditions of this
          ------------------------
Agreement, or Closing, the Buyer will assume and agree to pay, perform and discharge when due all Liabilities

(other than those for which the Sellers and the Shareholder are specifically indemnifying the Buyer hereunder) which pertain to the ownership, operation or conduct of the Terminals or Purchased Assets arising from any acts, omissions, events, conditions or circumstances occurring after the Closing (the "Post-Closing Liabilities").

      1.4 Pre-Closing Liabilities. It is expressly understood and agreed that
          -----------------------
the Buyer shall not be obligated to pay, perform or discharge, and the Sellers shall retain, any and all Liabilities, of the Sellers (the "Pre-Closing Liabilities"), whether or not (except as indicated below and subject to Section
1.3 above) such Liabilities were incurred before or after the Closing and whether or not such Liabilities have been disclosed to the Buyer, including, without limitation, Liabilities listed below, but excluding, however, the Post-Closing Liabilities:

     (a) Liabilities relating to indebtedness for borrowed money whether or not such liabilities are reflected on the Financial Statements;

     (b) Liabilities resulting from, constituting or relating to a breach of any of the representations, warranties, covenants or agreements of the Sellers or the Shareholder under this Agreement;

     (c) Liabilities for federal, state, local, foreign and all other Taxes incurred or relating to periods prior to the Closing, including Taxes incurred in respect of or measured by the income of the Sellers earned on or realized prior to the Closing.

     (d) Liabilities for all environmental, ecological, natural resource, health, safety, products liability (except as specifically referred to herein) or other Claims, conditions or obligations pertaining to the Terminals or the Purchased Assets which relate to time periods, circumstances or events occurring prior to the Closing, including, without limitation, any and all Losses (i) resulting from or arising out of any Environmental Action that relates to any violations of Environmental Laws or Environmental Permits prior to the Closing, or (ii) incurred as a result of the presence of any Hazardous Materials at, in, on, under or around any of the Purchased Assets prior to the Closing, or the disposal of any Hazardous Materials generated in connection with the Terminals, prior to the Closing (including, without limitation, any investigation, monitoring, containment, remediation, cleanup or removal thereof after the Closing);

     (e) Liabilities for warranty claims, quality-related claims or other similar claims arising out of or relating to events or circumstances prior to the Closing;

     (f) Liabilities based on any actual or alleged tortuous or illegal conduct by or on behalf of the Sellers;

     (g) Liabilities incurred by the Sellers in connection with the negotiation, execution or performance of this Agreement, including, without limitation, all legal, accounting, brokers', finders' and other professional fees and expenses;

     (h)  Liabilities incurred by the Sellers after the Closing Date;

     (i) Liabilities with respect to any of the Sellers' employees (and employees of their Affiliates), including, without limitation, salaries, termination costs, accrued vacation and Liabilities under the Plans, all in any way relating to (i) events occurring prior to the Closing or (ii) the employment of employees by either Seller or their respective Affiliates regardless of when any Claim relating to any such Liabilities may arise;

     (j) Liabilities, including any Liability pursuant to any Claim, litigation or proceeding (other than those for which either Seller or the Shareholder are being indemnified by Buyer hereunder), which pertain to (i) contractual or other obligations of the Sellers or (ii) the ownership, operation or conduct of the Terminals or Purchased Assets, in each case arising from any acts, omissions, events, conditions or circumstances occurring on or before the Closing;

     (k) Liabilities relating to the Real Property and/or any agreements, easements, rights of way or other restrictions encumbering the Real Property arising out of or relating to events or circumstances prior to the Closing; and

     (l) Subject to Section 5.8 hereof, Liabilities relating to the Bonds, as defined in Section 5.8 hereof.

      1.5 Nonassignable Licenses, Contracts and Leases. If any Licenses,
          --------------------------------------------
Contracts or Leases are not by their respective terms assignable, the Sellers and the Shareholder agree to use their reasonable best efforts to obtain, or cause to be obtained, prior to the Closing Date, any written consents necessary to convey to the Buyer the benefit thereof, provided, however, that, other than with respect to consents required pursuant to Section 4.1(j), neither the Sellers nor the Shareholder shall be required to pay any remuneration to any third party in exchange for such party's consent or execution of a waiver or to file any lawsuit or other action to obtain such consent or waiver. The Buyer shall cooperate with the Sellers and the Shareholder, in such manner as may be reasonably requested, in connection therewith, including without limitation, discussions and negotiations with all Persons with the authority to grant or withhold consent. To the extent that any such consents cannot be obtained, the Sellers, the Shareholder and the Buyer will use their reasonable best efforts to take such actions as may be possible without violation or breach of any such nonassignable Assigned Licenses, Assigned Contracts or Assigned Leases to effectively grant the Buyer the economic benefits of such Assigned Licenses, Assigned Contracts and Assigned Leases.

      1.6 Purchase Price. At the Closing, the Buyer shall pay to the Sellers
          --------------
Thirty-five Million Dollars ($35,000,000.00) (the "Purchase Price"), which Purchase Price shall be remitted by the Buyer to the Sellers in cash payable by wire transfer of immediately available funds. The Purchase Price shall be divided between the Sellers as agreed to by the parties on or prior to the Closing or as soon thereafter as is reasonably possible.

      1.7 Price Allocation. The Sellers and the Buyer agree to allocate the
          ----------------
Purchase Price for the Purchased Assets in accordance with the residual method described in the Treasury Regulations promulgated under Section 338(b)(5) of the Code, as amended (the "Price Allocation"). The Sellers and the Buyer further agree to comply with all filing, notice and reporting requirements described in Section 1060 of the Code and the temporary Treasury Regulations promulgated thereunder. The Sellers and the Buyer mutually agree to use their reasonable best efforts to agree to the Price Allocation to be detailed (i) in Section 1.7 of the Disclosure Schedule to be completed at Closing, and (ii) on the Form 8594 jointly completed and separately filed with their respective income tax returns for the tax year in which the Closing occurs. The failure to agree on the Price Allocation, however, shall not constitute a default or breach of this Agreement by either party hereto. The parties further agree that they will report the federal, state, municipal, foreign and local and other tax consequences of the purchase and sale hereunder in a manner consistent with the Price Allocation, and, if agreed upon, that they will not take any position inconsistent therewith. If the Sellers and the Buyer are unable to agree upon a Price Allocation within five (5) days after Closing, any remaining disputed matters with respect to such Price Allocation will be finally and conclusively determined by an independent accounting firm of national standing (the "Allocation Arbiter") selected by the Buyer and the Sellers, which firm will not be the regular accounting firm of the Buyer, either Seller or the Shareholder. Promptly, but not later than ten (10) days after its acceptance of its appointment, the Allocation Arbiter will determine (based solely on presentations by the Buyer and the Sellers and not by independent review) only those matters in dispute and will render a written report as to the disputed matters and the resulting allocation of the Purchase Price, which report will be conclusive and binding upon the parties. The fees and expenses of the Allocation Arbiter shall be paid equally by the Buyer, on the one hand, and the Sellers and the Shareholder on the other. The Buyer and the Sellers will, subject to the requirements of any applicable tax law or election, file all Tax Returns and reports consistent with the allocation provided in the determination of the Allocation Arbiter.

      1.8 Taxes; Apportionments; Post-Closing Adjustments. All duty or
          -----------------------------------------------
recording costs imposed on the transfer of the Purchased Assets to the Buyer shall be paid by the Buyer. All sales and transfer taxes imposed on the transfer of the Purchased Assets shall be paid equally by the Buyer and the Party, on the one hand, and the Sellers and the Shareholder on the other. The parties hereto shall agree on the amount of any sales and transfer taxes payable as a result of the purchase and sale of the Purchased Assets, and if the parties hereto are able to agree on such amount prior to the Closing, a credit shall be made against the Purchase Price to reflect the Sellers' and the Shareholder's fifty percent share of such taxes. In the event the parties are unable to agree on the amount of such taxes prior to the Closing, they shall do so as soon thereafter as is practicable, and the Sellers and the Shareholder shall pay their fifty percent share to the Buyer as soon thereafter as is practicable. In either event, the Buyer in turn will pay the amount calculated by the parties to relevant taxing authorities, it being agreed that the parties shall share any amounts by which the amount calculated hereunder differs from the amounts actually paid to relevant taxing authorities. At the Closing, the following items, to the extent they relate to the Purchased Assets and except as otherwise provided for in this Agreement, shall be apportioned as of 11:50 p.m. on the day preceding the Closing Date: property taxes, utility charges and other state, county and municipal taxes and assessments and charges, advances to employees, rents, prepayments from customers, prepayments to suppliers and other prepayments and expenses under any of the Assigned Contracts, Assigned Leases or Assigned Licenses; and such other items as are customarily apportioned in connection with the sale of similar property, all such items prior to such time being for the account of the Sellers and all such items after such time being the account of the Buyer. At the Closing, the Sellers or the Buyer, as the case may be, shall deliver to the other a check or wire transfer for the net amount owing under this Section 1.8. If any such items cannot accurately be apportioned at the Closing or prior thereto, or if it is later determined that such apportionment at Closing was not accurate, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date on which the apportionment error is discovered, as applicable, but in no event more than one hundred twenty (120) days after the Closing Date. Any amounts received by, or other consideration given to, the Buyer (or its Affiliates) after the Closing with respect to either any Retained Asset or the conduct of the Terminals prior to the Closing shall be held by the Buyer in trust for the Sellers until promptly paid to the Sellers. Likewise, any amounts received by, or other consideration given to, the Sellers (or their Affiliates) after the Closing with respect to either any Purchased Asset or the conduct of the Terminals after the Closing shall be held by the Sellers in trust for the Buyer until promptly paid to the Buyer.

     1.9  Time and Place of Closing.  The closing of the transactions described
          -------------------------
in this Article I (the "Closing") shall take place at the offices of Kinder Morgan Energy Partners, L.P., 1301 McKinney, Suite 3450, Houston, TX 77010 at 10:00 a.m. on December __, 1998, or at such other place or time as the parties hereto may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

     1.10 Execution and Delivery of Documents of Title.  At the Closing, the
          --------------------------------------------
Sellers and the Buyer shall execute and deliver a Bill of Sale in form reasonably agreed upon by the parties hereto (the "Bill of Sale"). In addition, the Sellers will execute and deliver to the Buyer such special warranty deeds, conveyances, certificates of title, assignments, assurances and other instruments and documents as the Buyer and/or the Title Company (as hereinafter defined) may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets from the Sellers to the Buyer. Such instruments and documents shall be sufficient to convey to the Buyer good and merchantable title in all of the Purchased Assets, free and clear of any Liens other than Permitted Liens. The Sellers will, from time to time after the Closing Date, take such additional actions and execute and deliver such further documents as the Buyer may reasonably request in order more effectively to sell, transfer and convey the Purchased Assets to the Buyer and to place the Buyer in position to operate and control all of the Purchased Assets.

                                  ARTICLE II
              REPRESENTATIONS OF THE SELLERS AND THE SHAREHOLDER

     In order to induce the Buyer and the Parent to enter into this Agreement, the Sellers and the Shareholder, jointly and severally, make the representations and warranties set forth below which are true, correct and complete an the date hereof (unless specified in such representation or warranty to be true, correct and complete only as of the Closing) and shall be true, correct and complete as of the Closing. Except as set forth in those sections of the Disclosure Schedule corresponding to the sections below:

      2.1 Organization.  Each Seller is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of its state of incorporation. Each Seller has full power, authority and capacity to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

      2.2 Execution and Delivery.  The execution, delivery and performance of
          ----------------------
this Agreement and the Related Agreements by the Sellers and the Shareholder and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board of Directors of each Seller and the Shareholder, and no other corporate action on the part of either Seller or the Shareholder is necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements by the Sellers and the Shareholder and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each Seller and the Shareholder and constitutes, and upon the execution and delivery by the Sellers of the Related Agreements, the Related Agreements will constitute, legal, valid and binding obligations of the Sellers and the Shareholder, as the case may be, enforceable against each of them in accordance with their terms, assuming valid execution and delivery of this Agreement and the Related Agreements by the Buyer and the Parent, and except as enforceability may be limited by bankruptcy, insolvency, reorganizations, moratorium or other Laws affecting creditors' rights generally.

      2.3 Authority.  Mountaineer has full corporate power and authority to
          ---------
conduct the operations of the Pier DC Terminal is and to the extent now conducted and to own, use and lease the Purchased Assets related to the Pier IX Terminal. SRCT has full corporate power and authority to conduct the operations of the Shipyard River Terminal as and to the extent now conducted and to own, use and lease the Purchased Assets related to the Shipyard River Terminal. The name of each director and officer of each Seller on the date hereof, and the position with the Sellers held by each, are listed in Section 2.3 of the Disclosure Schedule. The Sellers have, prior to the execution of this Agreement, delivered to the Buyer true and complete copies of their respective articles or certificate of incorporation and bylaws as in effect on the date hereof.

     2.4 No Conflicts.  the execution and delivery by the Sellers and the
         ------------
Shareholder of this Agreement and the Related Agreements, the performance of their respective obligations under this Agreement and such Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of their respective articles of organization or by-laws.

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.4(c) of the Disclosure Schedule, conflict with cr result in a violation or breach of any term or provision of any License, Law or Order applicable to either Seller, the Shareholder or any of the Purchased Assets; or

     (c) except as disclosed in Section 2.4(c) of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require either Seller or the Shareholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person is a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon either Seller or any of the Purchased Assets under any Assigned Contract, Assigned Lease or Assigned License.

     2.5 Governmental Approvals and Filings.  Except as set forth in Section
         ----------------------------------
2.5 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of either Seller or the Shareholder is required in connection with the execution, delivery and performance of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

     2.6 Books and Records.  To the knowledge of the Sellers and the
         -----------------
Shareholder, the Assigned Books and Records of the Sellers as made available to the Buyer prior to the execution of this Agreement are true and complete, and the summaries of any minute books and other similar records of the Sellers relating to the Terminals and provided to the Buyer contain a true and complete record, in all material respects, of all action taken with respect to the Terminals and all meetings, and by written consent, of the board of directors and committees of the board of directors of the Sellers. The Sellers and the Shareholder have made reasonable efforts to locate and make available to the Buyer those portions of the books and records of the Sellers insofar as they exclusively relate to the Purchased Assets. The Sellers do not have any of the Assigned Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of either Seller or an Affiliate.

     2.7 Financial Statement
         -------------------

     (a) Prior to the execution of this Agreement, the Sellers have delivered to the Buyer and complete copies of the following financial statements, each relating solely to the Purchased Assets: (i) a balance sheet as of, and an income statement for the year ended December 31, 1997 and (ii) a balance sheet as of, and an income statement for the nine months ended, September 30, 1998 (the " Financial Statements") which are attached hereto as Section 2.7(a) of the Disclosure Schedule.

     (b) Except as set forth in the notes thereto, the Financial Statements have been prepared in accordance with GAAP and fairly present in all material respects the financial condition and results of operations of the Purchased Assets as of the respective dates thereof and for the respective periods covered thereby.

     (c) Prior to the execution of this Agreement, the Shareholder has delivered to the Buyer the balance sheet as of, and income statement for the period ended, October 31, 1998 of the Shareholder, which are attached hereto as
     Section 2.7(c) of the Disclosure Schedule. Since the date of such financial statements, the Shareholder has not incurred any Indebtedness, nor has it suffered or otherwise incurred any material adverse change on its business, assets or financial condition.

     2.8 Absence of Changes.  Except for the execution and delivery of this
         ------------------
Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since September 30, 1998, and except as set forth in Section 2.8 of the Disclosure Schedule there has not been any change, event or development which, individually or together with other such events, could reasonably be expected to have a Material Adverse Effect on either Terminal or the Purchased Assets. Without limiting the foregoing. except as set forth in Section 2.8 of the Disclosure Schedule, there has not occurred between the Financial Statement Date and the date hereof.

     (a) any declaration, setting aside or payment of any dividend or other distribution involving any Purchased Asset in respect of the capital stock of either Seller;

     (b) any increase in the salary, wages or other compensation of any officer, employee or consultant of either Seller with respect to the Purchased Assets whose annual salary is, or after giving effect to such change would be, Fifty Thousand Dollars ($50,000.00) or more; (ii) with respect to the Purchased Assets, any establishment or modification of salary ranges, guidelines or similar provisions in respect of any Plan, employment-related Contract or other employee compensation arrangement; or (iii) any adoption, entering into or becoming bound by any Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law;

     (c) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Purchased Assets in an aggregate amount exceeding Fifty Thousand Dollars ($50,000.00), individually, or Two Hundred Fifty Thousand Dollars (S250,000.00) in the aggregate;

     (d) any write-off or write-down, or any determination to write off or write down, any of the Purchased Assets in an amount exceeding Fifty Thousand Dollars (S50,000.00) individually or Two Hundred Thousand Dollars (S200,000.00) in the aggregate;

     (e) any incurrence of a Lien (other than a Permitted Lien) on any Purchased Asset;

     (f) except as would not adversely affect the ability of any party hereto to consummate the transactions contemplated hereby, any (i) amendment of the articles or certificate of incorporation or by-laws of either Seller, (ii) recapitalization, reorganization, liquidation or dissolution of either Seller or (iii) merger or other business combination involving either Seller;

     (g) any entering into, or material amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to any Material Assigned Contract or Assigned Lease or any material Assigned License;

     (h) with respect to the operation of the Terminals, any capital expenditures or commitments for additions to property, plant or equipment of the Sellers constituting capital assets in an aggregate amount exceeding Two Hundred Thousand Dollars ($200,000.00) individually or One Million Dollars ($I,000,000.00) in the aggregate;

     (i) any commencement or termination by either Seller of any line of business conducted at the Terminals;

     (j) with respect to the operation of the Terminals, any transaction by either Seller with any officer, director or Affiliate of such Seller (i) outside the ordinary course of business and not consistent with past practice or (ii) other than on an arm's-length basis;

     (k) any other material transaction involving or development affecting the Purchased Assets outside the ordinary course of business consistent with past practice, or

     (l) any entering into a Contract to do or engage in any of the foregoing after the data hereof

     2.9  No Undisclosed Liabilities.  Except as reflected or reserved against
          --------------------------
in the balance sheet included in the Financial Statements or in the notes thereto, there are no Liabilities against relating to or affecting the Purchased Assets, other than Liabilities: (a) incurred in the ordinary course of business consistent with past practice; (b) which, individually or in the aggregate, are not material to the Purchased Assets; (c) under the Sellers' contracts; (d) otherwise expressly disclosed in the Disclosure Schedule; or (e) in respect of warranty obligations and general liability claims.

     2.10 Taxes.  All Tax Returns for all taxable years or periods that end
          -----
on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date "Pre-Closing Period"), which are required to be filed by or with respect to the Sellers have been or will be filed when due in a timely fashion and such Tax Returns as filed are or will accurate in all material respects. There are no exemptions with respect to the Real Property such that any change in land ownership would result in subsequent or additional assessments. All Taxes owed by the Sellers have been paid (whether or not shown on any Tax Return). Except for any extensions or waivers that may exist in connection with the disputes listed on Section 2.11 of the Disclosure Schedule, there are no agreements for the extension or waiver of the time for assessment of any Taxes relating to either Seller for any period prior to the Closing, and neither has been requested to enter into any such agreement or waiver. No Claim has ever been made by any authority in any jurisdiction where either Seller does not file Tax Returns that it is or may be subject to the imposition of any Tax by that jurisdiction. The Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder or other third party. To the knowledge of the Sellers or the Shareholder, there is no dispute or claim concerning any liability for Taxes of either Seller). Except for any extensions or waivers that may exist in connection with the disputes listed on the Disclosure Schedule, neither Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The unpaid taxes of the Sellers (i) did not, as of the date of the Monthly Financial Statements, exceed the reserve for Tax liabilities (other than any reserve for deferred Taxes established to reflect differences between book and tax income) set forth on the face of the Financial Statements (other than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Sellers in filing in Tax Returns. Neither Seller is now a party to any Tax allocation or sharing agreement that could result in any liability to the Buyer. Neither Seller has ever been a party to such an agreement that could, to the knowledge of the Sellers or the Shareholder, result in any Liability to the Buyer. The Pier IX Terminal, in the case of the Pier IX Terminal Company, and the Shipyard River Terminal, in the case of SRCT, has been accounted for as a separate division, of the indicated Seller. None of the Purchased Assets is property which is required to be treated as being owned by any other person pursuant to the "safe harbor lease" provisions cf former Code
Section 168(f)(8). None of the Purchased Assets is "tax-exempt use property"' within the meaning of Code Section 168(h).

     2.11 Legal Proceedings.  Except as disclosed in Section 2.11 of the
          -----------------
Disclosure Schedule (with paragraph references corresponding to those set forth below):

     (a) there are no Actions or Proceedings pending or, to the knowledge of either Seller or the Shareholder, threatened against, relating to or affecting either Seller or the Purchased Assets which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Related Agreements, or (ii) could reasonably be expected to result in (A) any injunction or other equitable relief against such Seller that would interfere in any material respect with the business or operations of the Terminals or (B) Losses by either Seller with respect to the Purchased Assets, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding One Hundred Thousand Dollars ($100,000.00).

     (b) with respect to the Purchased Assets, there are no Claims or, to the knowledge: either Seller or the Shareholder, facts, conditions or circumstances that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

     (c) there are no Orders outstanding against either Seller with respect to the Purchased Assets which provide for injunctive relief, or with respect to monetary damages exceed One Hundred Thousand Dollars ($100,000.00).

     2.12 Compliance With Laws and Orders.  Neither Seller is, and neither
          -------------------------------
Seller has, at any time within the last five (5) years, been, and has not received any notice that it is or has any time within the last five (5) years been, in violation of or in default under any Law, Assigned License or Order applicable to the Sellers in connection with any of the Purchased Assets, exempt as would not reasonably be expected to have a Material Adverse Effect on either of the Terminals.

     2.13 Benefit Plans/ERISA.
          -------------------

     (a) Each profit sharing, 401(k), disability, medical, dental, severance pay, vacation pay, sick pay, stock purchase, stock option, deferred compensation, incentive compensation, fringe benefit, stay-with-bonus, change of control agreement or other employee benefit plan, program, or agreement, including without limitation any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained or contributed to by either Seller or any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) of which either Seller is a member (the "Controlled Group") or under which either Seller or any member of the Controlled, Group has any liability or contingent liability, and which cover the employees of the Terminals, shall hereinafter be known as the "Plans."

     (b) There are no material liabilities, breaches, violations or defaults under any Plan which would subject the Purchased Assets or the Buyer to any tans, penalties or other liabilities.

     (c) Except as disclosed in Section 2.13 of the Disclosure Schedule, none of the Plans is or has been subject to Title IV of ERISA. Except as disclosed in Section 2.13 of the Disclosure Schedule, none of either Seller or any entity required to be aggregated with either Seller for purposes of Section 414 of the Code or Section 4001 of ERISA his ever maintained, contributed to, or had any liability for any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is or has been subject to Title IV of ERISA.

     2.14 Real Property.
          -------------

     (a) Section 1.1(b) of the Disclosure Schedule lists and describes briefly all Real Property owned by the Sellers and related to the Purchased Assets. With respect to each such parcel of Real Property: (i) the Sellers have good and marketable title to the Real Property, free and clear of any Lien except for Permitted Liens; (ii) there are no pending or, to the knowledge of either Seller or the Shareholder, threatened, condemnation proceedings, lawsuits, or administrative actions relating to the Real Property; (iii) the legal description for Real Property contained in the deed thereof describes such Real Property fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and, to the knowledge of the Sellers and the Shareholder, none of the Real Property or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classification), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, except as is set forth on
     Section 2.14(a) of the Disclosure Schedule, the property is not located within any flood plain or subject to any similar type restriction for which any material Assigned Licenses have not been obtained and access to the property is provided by paved public right of way with adequate curb cuts available; and (iv) except as set forth in Section 2.14

     (a) of the Disclosure Schedule, there are no Leases, subleases, Licenses, concessions cr other agreements, written or oral, granting to any party or parties the right of use of occupancy of any portion of the Real Property.

     (b) Section 1.1(c) of the Disclosure Schedule contains a true and correct list of each parcel of Real Property leased by Sellers that is used by either Terminal. Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in such Leases, except for assignments, transfers, conveyances, mortgages, deeds of trust cr other encumbrances which will be released prior to Closing. To the knowledge of the Sellers and the Shareholder, the Sellers have adequate rights of ingress and egress respect to the Real Property listed in Section 2.15(b) of the Disclosure Schedule and a3, buildings, structures, facilities, fixtures and other improvements thereon. None of such Real Property, buildings, structures, facilities, fixtures or other improvements, or the current use thereof, contravenes or violates any building or zoning Law, or, to the knowledge of the Sellers and the Shareholder, any administrative, occupational safety and health or other applicable Law, in each case, in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

     (c) Each lease referred to in Section 2.14(b) above is a legal, valid and binding agreement enforceable in accordance with its terms against each of the Seller party thereto and, to the knowledge of the Sellers and the Shareholder, each other Person that is a party thereto, and neither Seller is in, and neither Seller has received notice of any, default (cr any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. To the knowledge of the Sellers and the Shareholder, neither Seller nor any other party to any Assigned Lease is in breach or default, and no event has occurred which, with notice or lapse of time, could reasonably be expected to constitute such a material breach or material default or permit termination, modification cr acceleration under such Assigned Lease.

     (d) The Sellers have delivered or made available to the Buyer prior to the execution of this Agreement (or will deliver to the Buyer prior to the Closing) true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys, easements, rights of way, restrictions and similar documents, and all amendments thereof, with respect to the Real Property owned by the Sellers and (ii) all leases (including any amendments and renewal letters).

     (e) Except as set forth in Section 1.1(c) of the Disclosure Schedule, there are no tenants or other parties in possession of any Real Property included in the Purchased Assets. No Person has any right to purchase, or holds any right of first refusal to purchase, such properties; and

     (f) To the knowledge of the Sellers and the Shareholder, all public utilities, including without limitation, water and wastewater, have been extended to a boundary line of each tract of the Real Property through adjoining public streets, or if they pass through adjoining private land, do so in accordance with validly existing easements permitting such use, and all installation and connection charges necessary to use such public utilities have been paid in full.

     All facilities located an the Real Property are supplied with utilities and other services, including gas, electricity, water, telephone, sanitary sewer, and storm sewer as are necessary for their current use, all of which services are in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the Real Property.

     2.15 Tangible Personal Property; Purchased Asset.
          -------------------------------------------

     (a) Except for dispositions and acquisitions of assets in the ordinary course of business, the Purchased Assets include all of the assets historically used in the operation of the Terminals. The Sellers are in possession of and have good title to, or have valid leasehold interests in or valid rights under Contract to use, all Tangible Property included in the Purchased Assets, including all tangible personal property reflected on the balance sheet included in the Financial Statements and tangible personal property acquired since the Financial Statement Date, other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in
     Section 2.15 of the Disclosure Schedule and its use complies in all material respects with all applicable Laws and Orders.

     (b) No equity interest in any Person is included in the Purchased Assets. Neither the Purchased Assets nor any portion thereof comprises all or substantially all of the assets of either Seller.

     2.16 Intellectual Property Rights.   The Sellers have interests in or
          ----------------------------
use only the Intellectual Property disclosed in Sections 1.1(g) and 1.2(j) of the Disclosure Schedule, each of which the Sellers either have all right, title and interest in or a valid and binding right under Contract to use. To the knowledge of the Sellers and the Shareholder, the Sellers have the right to use the Intellectual Property disclosed in Section 1.1(g) of the Disclosure Schedule. There are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Sellers in respect of such Intellectual Property. Since January 1, 1997, the Sellers have taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets. With respect to the Terminals, neither Seller is, and neither Seller has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property. To the knowledge of the Sellers and the Shareholder, no such Intellectual Property is being infringed by any other Person. Neither Seller has received notice that it is infringing any Intellectual Property of any other Person, no Claim is pending or has been made to such effect that has not been resolved, and, to the knowledge of the Sellers and the Shareholder, neither Seller is infringing any Intellectual Property of any other person with respect to the Terminals.

     2.17 Contracts.
          ---------

     (a) The Sellers or the Shareholder have delivered to the Buyer all Assigned Contracts, and have made available to the Buyer all contracts related to the Terminals. Section 2.17(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of all. Assigned Contracts (true and complete copies of which, together with all amendments and supplements thereto and all waivers of any terms thereof have been delivered to the Buyer prior to the execution of this Agreement) of the following types (the"Material Assigned Contracts"):

          (i) (A) all Material Assigned Contracts (excluding Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Plans) and any such Assigned Contracts referred to in clause (A) involving an obligation of the Sellers to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding Fifty Thousand Dollars ($50,000.00);

          (ii) (A) all Assigned Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of either Seller to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with either Seller,

          (iii) all Contracts relating to Indebtedness of either Seller which relate to the Purchased Assets;

          (iv) all Assigned Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

          (v) all Assigned Contracts relating to the future disposition or acquisition of any assets relating to the Terminals, other than dispositions or acquisitions in the ordinary course of business consistent with past practice;

          (vi) all Assigned Contracts between either Seller, on the one hand, and any Affiliate an the other hand, which shall survive the Closing;

          (vii) all collective bargaining or similar labor Contracts which are Assigned Contracts;

          (viii) all Assigned Contracts that (A) contain provisions calling for the sale or purchase of raw materials products or services at prices that vary from the market prices of such raw materials, products and services generally prevailing in customary third party markets; (B) include "take or pay," "meet or release" "most favored nations" or similar pricing and delivery arrangements;

          (ix) all Assigned Contracts relating to preferential access to any facility located at the Terminals; and

          (x) all other Assigned Contracts (other than Plans and Assigned Leases) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to either Seller of more than One Hundred Fifty Thousand Dollar ($150,000.00) annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to either Seller.

     (b) Each Material Assigned Contract is in full force and effect and, assuming valid execution and delivery of such Material Assigned Contract by the other parties thereto, constitutes legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors' rights generally; and except as disclosed in Section 2.17(b) of the Disclosure Schedule, neither the Sellers nor, to the knowledge of the Sellers and the Shareholder, any other party to such Contract is, or has received notice that it is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

     2.18 Licenses.  Section 1.1(h) of the Disclosure Schedule contains a true
          --------
and complete list of all material Licenses and pending applications for material Licenses required or used in the operation of the Terminals, setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Sellers have delivered to the Buyer true and complete copies of all such Assigned Licenses. Except as disclosed in Section 2.19 of the Disclosure Schedule:

     (a) the Sellers own or validly hold all material Assigned Licenses.

     (b) each Assigned License is valid, binding and in full force and effect and transferable to the Buyer in accordance with this Agreement;

     (c) neither Seller is, and neither Seller has received any written notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Assigned License; and

     (d) to the knowledge of either Seller or the Shareholder, there has been no indication that Assigned License may be issued, renewed, modified or revoked on terms or conditions that, individually or in the aggregate, could reasonably be expected to have a Material Adverse on either Terminal.

     2.19 Insurance.  Section 2.19 of the Disclosure Schedule contains a true
          ---------
and complete list (including the names of the insurers and the names of the Persons to whom such policies have been issued) of all liability, property and workers' compensation, insurance policies currently in effect that insure the Terminals operations or employees working at or for the Terminals or affect or relate to the ownership, use or operation of any of the Purchased Assets and that (a) have been issued to either Seller or (b) have been issued to any Person (other than the Sellers) for the benefit of either Seller. Each policy listed in
Section 2.19 of the Disclosure Schedule is, to the knowledge of the Sellers and the Shareholder, valid and binding and in full force and effect. All premium due under such policies have been paid, and neither Seller has received any written notice of cancellation or termination in respect of any such policy or is in default thereunder.

     2.20 Affiliate Transactions.
          ----------------------

     (a) Except as set forth in Section 2.20 of the Disclosure Schedule, with respect to the Purchased Assets, (i) there are no intercompany Liabilities between either Seller, on the one hand, and any Affiliate, on the other, which shall survive the Closing, (ii) no Affiliate provides or causes to be provided any assets, services or facilities to either Seller, (iii) neither Seller provides or causes to be provided any assets, services or facilities to any such Affiliate and (iv) neither Seller beneficially owns, directly or indirectly, any Investment Assets issued by any such Affiliate.

     (b) Since the Financial Statement Date, and with respect to the Purchased Assets, all settlements of intercompany Liabilities between either Seller, on the one hand, and any Affiliate on the other, have been made, and all allocations of intercompany expenses have been applied in the ordinary course of business consistent with past practices.

     2.21 Employees; Labor Relations.  With respect to the Purchased Assets.
          --------------------------

     (a) no employee of either Seller working at either Terminal is presently a member of a collective bargaining unit, and, to the knowledge of either Seller or the Shareholder, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of either Seller, (b) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against either Seller before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority and (c) since January 1, 1997, there has been no work stoppage, strike or, to the knowledge of either Seller or the Shareholder, other concerted action by such employees. During that period, the Sellers have complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

     2.22 Environmental Matters.  With respect to the Purchased Assets.
          ---------------------

     (a) Except as disclosed in Section 2.22 of the Disclosure Schedule, the ownership, us-e and operation by the Sellers and, to the knowledge of the Sellers and the Shareholder, all past owners and operators of the Terminals have been, are and will be on the Closing Date, in compliance with all Environmental Laws, and no Environmental Action has been filed, commenced or threatened with or against any of them for failure to so comply.

     (b) Except as would not have a Material Adverse Effect on the Purchased Assets, the Sellers have made timely applications for and received all Environmental Permits required to allow them to conduct their operations, such Environmental Permits are valid and in effect, and the Sellers are in compliance with such Environmental Permits.

     (c) The Sellers have never disposed o& sent or arranged for the transportation of Hazardous Materials at or to a site, or owned or operated a site, which, pursuant to CERCLA or any similar or analogous state law, has been placed or is proposed to be placed (by the United State Environmental Protection Agency (the "EPA") or similar state authority) to be an the "National Priorities List", as in effect as of the Closing date, of hazardous waste sites or any similar state list.

     (d) To the knowledge of the Sellers and the Shareholder (i) neither Seller has been identified by the United States Environmental Protection Agency or similar state authority as a potentially responsible party under CERCLA or any similar or analogous state law with respect to any hazardous waste sites; (ii) no Hazardous Material which has been generated, transported or disposed of by or on behalf of either Seller has been found at any site which a Person has conducted or has ordered that either Seller conduct a remedial investigation, removal or other investigation, removal or other response action pursuant to any Environmental Law; or (iii) neither Seller is or shall be a named party to any Environmental Action arising out of any Person's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

     (e) Section 2.22 of the Disclosure Schedule lists all underground storage tanks located at the Real Property included in the Purchased Assets.

     (f) Except as set forth an Section 2.22 of the Disclosure Schedule, since January 1, 1997, or to the knowledge of the Sellers or the Shareholder prior to such date, there have been no Releases, or, to the knowledge of the Sellers and the Shareholder, threatened Releases that are or at any time were likely to occur, of Hazardous Materials on, upon, into or from the Real Property, except in compliance with Environmental Laws, or except as could not reasonably be expected to have a Material Adverse Effect.

     (g) Except as set forth on Section 2.22 of the Disclosure Schedule, to the knowledge of the Sellers and the Shareholder, there have been and are no Releases on, upon, from or in any real property within a one-mile radius of the Real Property, which, through the soil, groundwater or surface water have come, or could reasonably be expected to come, to be located on, upon or under the Real Property, except in compliance with Environmental Laws or except as could not reasonably be expected to have a Material Adverse Effect.

     2.23 Substantial Customers.
          ---------------------

     (a) Section 2.23(a) of the Disclosure Schedule lists the five (5) largest customers of each Terminal, on the basis of projected revenues for services provided in 1998.

     (b) No such customer has ceased or materially reduced its use of the services of either Terminal since the Financial Statement Date or, to the knowledge of either Seller or the Shareholder, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof.

     (c) Except for relationships with Affiliates, with respect to the Purchased Assets, neither Seller (nor any director, officer or employee of such Seller) possesses, directly or indirectly, any financial interest in any corporation, firm, association or business organization which is a supplier, customer, lessor, lessee or competitor of either Seller.

     2.24 No Powers of Attorney.  As of the Closing, neither Seller will have
          ---------------------
any powers of attorney or comparable delegations of authority outstanding with respect to any Purchased Asset.

     2.25 Solvency.  Neither Seller is entering into this Agreement with actual
          --------
intent to hinder, delay or defraud creditors.

     2.26 Government Contracts.  Neither Seller, with respect to the Purchased
          --------------------
Assets.

     (a) has any Contracts with any agency of the Government of the United States involving any information, technology or data which is classified under Executive Order 12356 of April 2, 1982; or


     (b) has any products or services (including research and development) with respect to which such Seller (1) is a supplier, direct or indirect, to any of the military services of the United States or the Department of Defense, other than the United States Coast Guard, except the supply to individuals of such military in their individual capacity, or (ii) has technology which has or could have military applications.

                                  ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE PARENT

     In order to induce the Sellers and the Shareholder to enter into this Agreement, the Buyer and the Parent make the representations and warranties set forth below which are true, correct and complete on the date hereof and shall be true correct and complete as of the Closing. Except as set forth in those sections of the Disclosure Schedule corresponding to the sections below:

     3.1  Organization.  The Buyer is a limited partnership duly organized,
          ------------
validly existing and in good standing under the laws on the State of Delaware. The Buyer has full power, authority and capacity to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     3.2 Execution and Delivery. The execution, delivery and performance of this Agreement and the Related Agreements by the Buyer and the Parent and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the board of directors of the general partner of the Buyer and the Parent, and no other action on the part of the Buyer or the Parent is necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements by the Buyer and the Parent and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Buyer and the Parent and constitutes, and upon the and delivery by the Buyer of the Related Agreements, the Related Agreements will constitute, legal, valid and binding obligations of the Buyer and the Parent, as the case may be, enforceable against the Buyer and the Parent in accordance with their terms, assuming valid execution and delivery of this Agreement and the Related Agreements by the Sellers and the Shareholder, and except as enforceability may be limited by bankruptcy, insolvency, reorganizations, moratorium or other Laws affecting creditors' rights generally.

     3.3  Authority.  The Buyer has full corporate power and authority to its
          ---------
business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Buyer his, prior to the execution of this Agreement, delivered to the Sellers true and complete copies of the Certificate of Limited Partnership and Agreement of Limited Partnership of the Buyer as in effect on the date hereof. Upon Closing, the Buyer will be duly qualified, licensed or admitted to do Business and is in good standing in those jurisdictions specified in Section 3.3 of the Disclosure Schedule.

     3.4  No Conflicts.  The execution and delivery by the Buyer and the Parent
          ------------
of this Agreement and the Related Agreements, the performance of their respective obligations under this Agreement and such Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of their respective Certificates of Limited Partnership or Agreements of Limited Partnership of the Buyer;

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving, the notices disclosed in Section 3.4(c) of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Buyer, the Parent or any of their respective assets or properties; or

     (c) except as disclosed in Section 3.4(c) of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Buyer or the Parent to obtain any consent approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Buyer or the Parent or any of their respective assets or properties under any Contract or License to which the Buyer or the Parent is a party or by which any of the Buyer's or Parent's assets or properties is bound.

     3.5  Governmental Approvals and Filings.  Except as disclosed in Section
          ----------------------------------
3.5 of the Disclosure Schedule, no consent, approval or action of, fifing with or notice to any Governmental or Regulatory Authority an the part of the Buyer is required in connection with the execution delivery and performance of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

     3.6  Financial Ability to Perform.  The Buyer has available to it funds
          ----------------------------
sufficient to enable the Buyer to deliver the Purchase Price to the Sellers as contemplated by this Agreement at the Closing and perform its obligations hereunder.

                                  ARTICLE IV
                             CONDITIONS TO CLOSING

     4.1  Conditions to Obligation of the Buyer to Close.  The obligation of the
          ----------------------------------------------
Buyer to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions:

     (a)  Representations and Warranties.  The representations and warranties of
          ------------------------------
     the Sellers and the Shareholder under this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date; provided, however, that the representations and warranties of the Sellers and the Shareholder contained in Section 2.17 shall be deemed to be true and correct in all material respects so long as (i) the aggregate amount of all Assigned Contracts which were not disclosed to or made available to the Buyer prior to the date hereof does not exceed Fifty Thousand Dollars ($50,000.00), or
     (ii) any Assigned Contract which was not delivered to the Buyer is not otherwise material to the conduct of the operations of either Terminal.

     (b)  Observance and Performance. The Sellers and the Shareholder shall have
          --------------------------
     performed and complied with all covenants and agreements required by this Agreement to be performed and complied with by them prior to or as of the Closing Date, including the execution and delivery of the Related Agreements.

     (c)  No Adverse Change.  There shall have occurred no event or events which
          -----------------
     individually or in the aggregate would constitute a Material Adverse Effect an the Purchased Assets since the Financial Statement Date.

     (d)  Officer's and Shareholder's Certificate.  The Sellers and the
          ---------------------------------------
     Shareholder shall have delivered to the Buyer a certificate, dated the Closing Date, executed by the President cf each Seller and an officer of the Shareholder, and certifying to the satisfaction of the conditions specified in Sections 4.1(a), (b), (c) and (h) hereof.

     (e)  Consents of Third Parties.  The Sellers and the Shareholder shall have
          -------------------------
     delivered to the Buyer duly executed copies of those consents and assignments listed in Section 4.1(e) of the Disclosure Schedule. Additionally, any financing statement terminations shall have been filed as necessary to remove any liens or security interests applicable to the Real Property.

     (f)  Legal Opinion.  The Buyer shall have received an opinion, dated the
          -------------
     Closing Date, from Brown, Todd & Heyburn PLLC, counsel to the Sellers, in such form reasonably agreed upon by the parties hereto and such legal opinions with respect to the Bonds as may reasonably request.

     (g) Closing Documents.  The Buyer shall have received such further
         -----------------
     instruments and documents, normal and customary for transactions such as those contemplated by this Agreement as may be reasonably required for the Buyer to consummate the transactions contemplated hereby.

     (h) No Legal Actions.  No Governmental or Regulatory Authority shall have
         ----------------
     issued an order not subsequently vacated, restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement. No Person shall have instituted an action or proceeding which shall not have been previously dismissed or otherwise settled seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages with respect thereto.

     (i) Proceeding.  All corporate and other proceedings and actions taken in
         ----------
     connection with the transactions contemplated hereby and all certificates and opinions mentioned herein or incident to any such transaction shall be reasonably satisfactory in form and substance to the Buyer and its counsel.

     (j) Title Policies.  The Sellers shall have provided to the Buyer (i) a
         --------------
     commitment for an ALTA Form B-1987 title policy issued by Lawyer's Title Insurance Corporation or First American Title Insurance Corporation (each a "Title Company") with respect to the Real Property insuring title of the Real Property (and specifically insuring as an insured parcel any easements benefiting the Real Property) to be in the Buyer as of the Closing Date, subject only to those exceptions approved by the Buyer in writing prior to the Closing which do not have a material adverse effect on the value of the Real Property or Buyer's contemplated use of the Real Property and/or the Terminals and (ii) legible (to the extent reasonably possible) copies of the title exception documents referenced in the commitments with respect thereto. At the Closing the Sellers, shall provide to the Buyer ALTA title policies (the "Title Policies") insuring the Real Property (and specifically insuring as an insured parcel any easements benefiting the Real Property) subject only to those exceptions approved by the Buyer in writing prior to the Closing which do not have a material adverse effect on the value of the Real Property or Buyer's contemplated use of the Real Property and/or the Terminals in the aggregate amount of Thirty Five Million Dollars ($35,000,000.00) issued by the Title Companies. The Title Policies, the down dates of the Title Policies and any endorsements reasonably requested by the Buyer shall be in forms and in amounts and from issuers reasonably satisfactory to the Buyer. Within(60) days after Closing, the Sellers shall obtain and deliver to the Buyer, at the Sellers' sale cost and expense, surveys of the Real Property as are necessary to enable the Title Company to down date the Title Policies within one hundred twenty (120) days after Closing, delete the survey exception from the Title Policies (or otherwise provide a survey endorsement), delete any exceptions which initially appeared on the Title Policies but which are revealed by a survey to not encumber or adversely affect the Real Property on its current or substantially similar use (regardless of whether the Buyer previously approved the same) and provide (without obligation to provide any letters of credit, bonds or other secured indemnities) such other affirmative insurance or other endorsements, to the extent such are available at commercially reasonable rates (it being agreed that the inability to provide such affirmative insurance or other endorsements at commercially reasonable rates shall not affect the indemnification obligations of the Sellers and the Shareholder under Article VI of this Agreement) as the Buyer reasonably may request based upon its review of the surveys; such surveys shall be certified to the Buyer with a certificate acceptable to the Buyer, shall be prepared in accordance with current with current ALTA Minimum Detail Requirements for Land Surveys and shall not disclose any material survey defect or encroachment which has not been cured or insured over on the down dates of the Title Policies. The cost of the policy premiums, endorsements and down dates shall be paid for by the Sellers. The Sellers shall deliver to Buyer and the Title Companies any further affidavits, agreements and assurances necessary to issue the Title Policies. Time obligations of Sellers under this Section 4.16) shall survive the Closing.

     (k) Inventory.  The product inventory referenced in Section 5.9 hereof
         ---------
     shall have been completed.

     (l) Real-Property Consents and Information.  As soon as is practicable
         --------------------------------------
     after the date hereof, the Sellers and the Shareholder shall have delivered to the Buyer such information and documents relating to the Real Property as the Buyer reasonably may request in order to evaluate any restrictions, easements and other interests relating to the Real Property. Within 2 business days of delivery to the Buyer of all documents reasonably requested, the Buyer shall communicate to the Sellers those consents and/or assignments under such documents as are reasonably material to the conduct of each Terminal which the Buyer shall require to be delivered prior to the Closing, and as a condition to the Buyer's obligations to effect the Closing, the Buyer shall have received such consents and assignments.

     4.2 Conditions to Obligations of the Sellers and the Shareholder to Close.
         ---------------------------------------------------------------------
The obligations of the Sellers and the Shareholder to affect the closing of the transactions contemplated by this Agreement are subject to the satisfaction prior to or at the Closing of the following conditions:

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
     the Buyer under this Agreement shall be true and correct. in all material respects as of the Closing Date with the same effect as though made an and as of the Closing Date.

     (b) Observance and Performance.  The Buyer shall have performed and
         --------------------------
     compiled with all covenants and agreements required by this Agreement to be performed and completed with by it prior to or as of the Closing Date, including the execution and delivery of the Related Agreements.

     (c) Officer's Certificate.  The Buyer shall have delivered to the Sellers
         ---------------------
     and the Shareholder a certificate, dated the Closing Date, executed by an officer of the Buyer and certifying to the satisfaction of the conditions specified in Sections 4.2 (a), (b) and (e) hereof.

     (d) Legal Opinion.  The Sellers and the Shareholder shall have received an
         -------------
     opinion, dated the Closing Date, from Bracewell & Patterson, L.L.P, counsel to the Buyer, in the form reasonably agreed upon by the parties hereto.

     (e) No Legal Actions.  No Governmental or Regulatory Authority shall have
         ----------------
     issued an order, not subsequently vacated, restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement. No person, firm, corporation or governmental agency shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages with respect thereto.

     (f) Closing Documents.  The Sellers shall have received such further
         -----------------
     instruments and documents, normal and customary for transactions such as those contemplated by this Agreement, as may be reasonably required for the Sellers to consummate the transactions contemplated hereby.

     (g) Proceedings.  All corporate and other proceedings and actions taken in
         -----------
     connection with the transactions contemplated hereby and all certificates and opinions mentioned herein or incident to any such transaction shall be reasonably satisfactory in form and substance to the Sellers, the Shareholder and their counsel.

     (h) Inventory.  The product inventory referenced in Section 5.9 hereof
         ---------
     shall have been completed.

                                   ARTICLE V
                                   COVENANTS

     5.1 Conduct of the Terminals Pending the Acquisition.  The Sellers and the
         ------------------------------------------------
Shareholder agree that, from the date hereof until Closing, except to the went that the Buyer shall. otherwise consent in writing:

     (a) the Sellers shall (i) operate the Terminals in the ordinary course of business consistent with past practice, and with respect to the Purchased Assets, except as otherwise set forth in the Disclosure Schedule, use their respective reasonable best efforts to preserve intact their respective present business organizations and relationships with persons having business relationships with them; (ii) maintain all, of the Purchased Assets in substantially the same condition as such Purchased Assets exist on the date hereof, ordinary wear and tear excepted; (iii) insure all of the Purchased Assets in such amounts and of such kinds comparable to that in effect on the date hereof, to the extent available at current premiums;
     (iv) maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice; and (v) not execute or permit any easement, restriction, lease or other encumbrance of any nature with respect to the Real Property.

     (b) no amendment shall be made to the articles or certificate of incorporation or the Bylaws of either Seller in any manner which would adversely affect the consummation of the transactions contemplated hereby;

     (c) neither Seller shall issue any capital stock, nor shall it grant any Option in any manner which would adversely affect the consummation of the transactions contemplated hereby,

     (d) there shall not be any declaration or payment of any dividend or other distribution in respect to the capital stock of either Seller insofar as such distribution would include or involve Purchased Assets;

     (e) neither Seller shall, (i) other than in the ordinary course of business, with respect to the Purchased Assets, enter into any employment contract or consulting agreement or make any offer of employment to any persons or offer to engage any person as a consultant, or (U) other than pursuant to any written Contract, increase the wages, salary, fees or other compensation of any person(s) presently employed or rendering any service(s) at the Terminals;

     (f) except in the ordinary course of business, neither Seller shall enter into, materially amend or renew, or waive or release any rights of material value under, any Material Assigned Contract (including Real Property and capital leases and contracts for the purchase and/or sale of capital equipment), Assigned Lease or Assigned License;

     (g) neither Seller shall take any action, directly or indirectly, to negotiate or discuss with any Person or entity, or solicit from any person or entity, any offer or indication of interest regarding (i) any sale, transfer or disposition of Purchased Assets other than in the ordinary course of business, or (ii) except as would not adversely affect the consummation of the transactions contemplated hereby, (A) any merger or consolidation of either Seller with any Person other than the Buyer, (B) any equity or debt investment in either Seller by any Person other than the Buyer, or (C) any sale or transfer by the shareholders of either Seller of its capital stock;

     (h) the Sellers shall not sell, transfer or dispose of any of the Purchased Assets other than obsolete equipment or other assets sold, transferred or disposed of in the ordinary course of business; provided, however, that any sale, transfer or disposition of any Purchased Assets in the ordinary course of business shall not exceed a value of more than Two Hundred Thousand Dollars ($200,000.00) in the aggregate;

     (i) the Sellers shall not grant any Lien (except a Permitted Lien) on any of the Purchased Assets or allow any such Lien (except a Permitted Lien) to occur or to be created;

     (j) except in the ordinary course of business, the Sellers shall not acquire any tangible properties or assets relating to the Terminals; and

     (k) the Sellers shall not incur any Liability, guaranty or obligation (fixed or contingent) relating to the Terminals other than in the ordinary course of business.

     5.2 Books and Records; Access and Information.  From the date of this
         -----------------------------------------
Agreement until the Closing, the Sellers and the Shareholder shall give to the Buyer, its officers and representatives reasonable access to the premises, books and records of the Sellers relating to the Purchased Assets, and provide the Buyer with such financial and operating data and other information with respect to the Terminals as it shall from time to time reasonably request, including, without limitation, all interim financial data as soon as it becomes available; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the Terminals.

     5.3  Notification of Certain Matter.  Subsequent to the date of this
          ------------------------------
Agreement and on or prior to the Closing, the Sellers and the Shareholder, on the one hand, and the Buyer on the other, shall each promptly notify the other of:

     (a) the receipt of any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any Material Assigned Contract;

     (b) the receipt of any notice or other communication from any third party whose consent or approval is or may be required in connection with the transactions contemplated by this Agreement, denying such consent or approval;

     (c) the receipt of any notice or other communication from any Governmental or Regulatory Authority in connection with the transactions contemplated hereby;

     (d) any event or events which individually or in the aggregate would have a Material Adverse Effect on the Purchased Assets; or

     (e) any condition or fact which would not permit either of them to satisfy a condition to the others obligation to effect the transactions contemplated hereby, or any event or condition known to or discovered by them, as applicable, which if it existed on the date of this Agreement or on the Closing Date, would result in any of the representations and warranties of the applicable party contained herein being untrue in any material respect.

     5.4  Confidentiality.  Each of the parties hereto agrees that it shall, and
          ---------------
shall cause its subsidiaries and the officers, employees and authorized representatives of each of them to hold in strict confidence all data and information obtained by them from the other parties hereto (unless such information is required to be disclosed in legal or administrative proceedings) and shall not, and shall ensure that such subsidiaries, directors, officers, employees and authorized representatives do not, disclose such information to others without the prior written consent of the party from which such data or information was obtained. In the event of the termination of this Agreement, each of the parties will return or destroy all documents, work papers and other materials (including all copies made thereof) obtained pursuant hereto.

     5.5  Cooperation by the Parties.
          --------------------------

     (a)  Consents.  The parties hereto shall use their reasonable best efforts
          --------
     (which shall include such best efforts up to and after the Closing) to cooperate with each other to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties (including consents and assignments under those agreements listed on Section 2.4(c) of the Disclosure Schedule) as shall be required in order to enable the parties to effect the transactions contemplated hereby, and the parties hereto shall otherwise use their reasonable best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement over which each of them respectively has control to be satisfied; provided, however, that nothing contained herein shall require the parties to pay any remuneration in order to obtain such consents or to file a lawsuit or other action to obtain such consents. To the extent the Title Policies are not finalized prior to Closing as agreed by the Sellers and the Buyer, the Sellers and the Shareholder covenant to promptly comply with the terms of Section 4.10) after Closing.

     (b)  Cooperation with Respect to Examinations and Controversies.  The Buyer
          ----------------------------------------------------------
     and the Sellers shall use all reasonable efforts to cooperate with each other and their respective representatives, in a prompt and timely manner, in conjunction with any inquiry, audit, examination, investigation, dispute or litigation involving any Tax Return (collectively, the "Tax Disputes") relating to the Purchased Assets and relating to any federal, state or local Taxes (i) filed or required to be filed by or for the Sellers for any taxable period beginning before the Closing Date, or (ii) filed or required to be filed by or for the Buyer for any taxable period ending after the Closing Date. Notwithstanding anything to the contrary herein, the Sellers shall retain control of any Tax Dispute to the extent such Tax Dispute arises out of or is related to events or circumstances prior to the Closing and the Buyer shall retain control of any Tax Dispute to the extent such Tax Dispute arises out of or is related to events or circumstances after the Closing. Such cooperation shall include, but not be limited to, reasonable access to the Terminals, making available to one another during normal business hours, and within ten (10) days of any reasonable request therefor, all books, records and information and the assistance of all officers and employees., reasonably required in connection with any Tax inquiry, audit, examination, investigation, dispute, litigation or any other matter. The parties hereto agree to conduct any investigation or examination hereunder without causing any material interference or disruption of the operations of the business of any other party hereto or their Affiliates. The Sellers will retain, until the expiration of the applicable statutes of limitations (including any extensions thereof) copies of all Tax Returns, supporting work schedules and other records relating to Taxes for all taxable years or periods (or portions thereof) ending on or prior to the Closing Date.

     5.6  Antitrust Notification.  The Buyer and the Sellers (or the "Ultimate
          ----------------------
Parent Entity or Entities" (as defined in the HSR Act) of the Sellers) have filed with the United State Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") their portion of the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act) in substantial compliance with the requirements of the HSR Act. Each party shall furnish to the other such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of any supplemental filing or submission which is necessary under the HSR Act. Each party shall keep the other apprised of the status of any communications with, and inquiries cr requests for additional information from, the FTC or the DOJ and shall comply with any such inquiry or request. Each party shall use its best efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Purchased Assets. The parties have requested an early termination of the waiting period provided by Section 7A(b)(1) of the Clayton Act and Section 803.10(b) of the pre-merger notification rules.

      5.7  The Sellers' Employees.  The Sellers have provided to the Buyer as of
           ----------------------
the date hereof a list of employees of the Sellers associated with the Terminals setting forth the status of such employees and their compensation, who will be full-time, active employees on the Closing Date, including those on temporary leave for jury duty, family and short-term medical leave, vacation or military duty. For purposes of this Section 5.7, Jeff Nues shall be considered as an employee of the Sellers, though he is actually employed by one of their corporate affiliates. The Buyer shall provide to the Sellers at least five (5) days prior to the Closing Date a list of such employees to whom the Buyer will offer employment (the "Employee List"). Employees of the Sellers who accept offers of employment with the Buyer and become employees of the Buyer prior to the Closing shall be referred to herein as "Transferred Employees." Employees of the Sellers not offered employment or who decline employment, and Transferred Employees who do not report for work with the Buyer shall remain the responsibility of the Sellers. Except as expressly provided otherwise, herein, the terms of the Transferred Employees' employment shall be upon such terms and conditions as the Buyer, in its sole discretion, shall determine. The Buyer shall count and credit each Transferred Employee's years of service with the Sellers for purposes, of eligibility to participate in any benefits generally available to the Buyer's employees. This provision shall not be construed to create any third party beneficiaries nor to vest any rights in parties other than those signatories to this Agreement.

      5.8  Compliance with Agreements Regarding Industrial Revenue Bonds.
           -------------------------------------------------------------

      (a) In connection with the Sellers' existing obligations with respect to the Industrial Revenue Refunding Bonds, Series 1997, issued by Charleston County, South Carolina to finance the Shipyard River Terminal, and the Port Facility Refunding Revenue Bonds, Series 1997, issued by Peninsula Ports Authority of Virginia to finance the Pier IX Terminal (collectively, the "Bonds"), the Buyer agrees to the following, for as long as the Buyer shall operate the applicable Terminal:

          (i) notwithstanding Section 3.8(b) below, the Buyer shall not operate the Pier IX Terminal or the Shipyard River Terminal in a manner inconsistent with their current operations.

          (ii) the Buyer shall maintain, or cause to be maintained, the Terminals and keep, or cause to be kept, the Terminals insured (by third parry insurance, self-insurance or otherwise) against loss in accordance with customary industry practices;

          (iii) with respect to each Terminal, the Buyer shall take all steps necessary to comply with the covenants set forth in this Section 5.8 for so long as the Bonds applicable to such Terminal, or any substitutes therefor or refinancing thereof, remain outstanding;

          (iv) the Buyer shall, upon request of the Sellers, provide periodic certification, in form and substance reasonably satisfactory to the Sellers, that it is in compliance with the covenants set forth in this
     Section 5.8.

     (b) The provisions of this Section 5.8(a) are subject to the following limitations: Subject to Section 5.8(i) above, if because of any force majeure the Buyer is unable in whole or in part to carry out the agreements of the Buyer listed in Section 5.8(a), the Buyer shall not be deemed in default by reason of not carrying out said agreements during the continuance of such inability so long as the Buyer shall make reasonable effort to remedy with all reasonable dispatch the cause or causes preventing it from carry out its agreements. The term "force majeure" as used herein shall mean the following: Acts of God, strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the Government of the United States or of the State or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; earthquakes; fire; hurricanes; storms; floods; washouts; droughts; tornadoes; arrests; restraint of government and people; civil disturbances; explosions, breakage or accident to machinery; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Buyer, it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Buyer, and the Buyer shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties with such course is in the judgment of the Buyer unfavorable to the Buyer.

     (c) Prior to the sale or other transfer of either Terminal, the Buyer will require that any successor operator of the transferred Terminal agree in writing to be bound by the obligations of this Section 5.8.

     5.9  Product Inventory.  Prior to the Closing, the parties hereto shall
          -----------------
cooperate in performing and completing (or having performed and completed) an assessment or inventory (the "Inventory") of the volume of products located at each Terminal for terminaling or storage services. The cost of such Inventory shall be borne equally the Sellers and the Shareholder, on the one hand, and the Buyer and the Parent on the other. If the parties are unable to agree on the Inventory, an independent consultant or expert shall be retained (with the cost shared equally by the Buyers and the Parent, on the one hand, and the Sellers and the Shareholder on the other) to conduct the Inventory. To the extent the results of the Inventory reflect any product losses compared to the inventory of product which, according to the records of the Terminals, should be located at the Terminals, the Purchase Price shall be reduced to compensate the Buyer for the shortfall.

                                   ARTICLE VI
                                INDEMNIFICATION

     6.1  Indemnification by the Sellers and the Shareholder.  The Sellers and
          --------------------------------------------------
the Shareholder, jointly and severally, hereby agree to indemnify and hold harmless the Buyer and its Affiliates (the "Buyer Indemnitees") from and after the Closing Date from and against all damages, including penalties arising pursuant to any statute, losses, deficiencies, costs, expenses, obligations, fines, expenditures, Claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (but excluding consequential, punitive or exemplary damages other than any such damages paid by or owing from the Buyer or the Parent or to any third party) (collectively, the "Losses"), suffered by the Buyer Indemnitees as a result of, caused by, arising out of, or in any way relating to and with respect to any of the following:

     (a) any misrepresentation or breach of warranty on the part of either Seller or the Shareholder under this Agreement (including the Disclosure Schedule) or any Related Agreement furnished or to be furnished to the Buyer by either Seller or the Shareholder pursuant to the terms of this Agreement;

     (b) any non-fulfillment of any covenant or agreement on the pan of either Seller or the Shareholder under this Agreement; and

     (c)  the Pre-Closing Liabilities;

     (d) any matters revealed by (i) surveys of the Real Property which are delivered to Buyer by the Sellers after Closing; (ii) the down dates of the Title Policies required by Section 4.1(j) hereof, or (iii) title exception documents delivered to Buyer by Seller after the date hereof to the extent that any of the foregoing have a material adverse effect on the value of the Real Property or the contemplated use thereof by the Buyer,

     (e)  any of the representations and warranties of the Sellers under Section
     2.14 hereof being found to be untrue, incomplete or inaccurate in any material respect;

     (f) any breach by the Sellers or failure by the Sellers to perform their obligations under Section 4.10(j) hereof, and

     (g) failure of the Sellers to obtain any consents required to transfer the Real Property to the Buyer, including without limitation all consents (other than consents required pursuant to documents delivered to the Buyer prior to Closing) necessary to transfer to the Buyer easements and rights of way benefiting the Real Property, to the extent that failure to obtain such consents has a material adverse effect on the value of the Real Property or the contemplated use thereof by the Buyer.

     6.2  Indemnification by the Buyer and the Parent.  The Buyer and the
          -------------------------------------------
Parent, jointly and severally, hereby agree to indemnify and hold harmless the Sellers, the Shareholder and their Affiliates (the "Seller Indemnities") from and after the Closing Date from and against all Losses suffered by the Seller Indemnitees as a result of, caused by, arising out of, or in any way relating to and with respect to any of the following:

     (a) any misrepresentation or breach of warranty on the part of the Buyer or the Parent under this Agreement (including the Disclosure Schedule) or any Related Agreement furnished or to be furnished to the Sellers or the Shareholder by the Buyer or the Parent pursuant to the terms of this Agreement;

     (b) any non-fulfillment of any covenant or agreement an the part of the Buyer or the Parent under this Agreement; and

     (c)  the Post-Closing Liabilities.

     6.3  Procedures for Indemnification.
          ------------------------------

     (a) If there occurs an event which either party asserts is an indemnifiable event pursuant to Section 6.1 or 6.2, the party seeking indemnification (the "Indemnitee") shall provide notice (the "Notice of Claim") to the other party or parties obligated to provide indemnification (the "Indemnifying Party") promptly. Providing the Notice of Claim shall be a condition precedent to any liability of the Indemnifying Party hereunder, and the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any Indemnitee and it shall provide a Notice of Claim to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee and, after notice from the Indemnifying Party to such Indemnitee of such election so to assume the defense thereof the Indemnifying Party shall not be liable to the Indemnitee hereunder for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Indemnitee, in connection with the defense thereof other than reasonable costs of investigation. The Indemnitee agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the release from all liability in respect to such claim or litigation. The Indemnifying Party agrees to afford the Indemnitee and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including any Governmental and Regulatory Authority, asserting any claim against the Indemnitee or conferences with representatives of or counsel for such persons. In no event shall the Indemnifying Party, without the consent of the Indemnitee, settle any claim on terms which provide for (i) a criminal sanction against the Indemnitee or (ii) injunctive relief materially and adversely affecting the Indemnitee.

     (b) Upon receipt of a Notice of Claim, the Indemnifying Party shall have twenty (20) calendar days to contest its indemnification obligation with respect to such claim, or the amount thereof, by written notice to the Indemnitee (the "Contest Notice"); provided, however, that if, at the time a Notice of Claim is submitted to the Indemnifying Party the amount of the Loss in respect thereof has not yet been determined, such twenty (20) day period shall not commence until a further written notice (the "Notice of Liability") has been sent or delivered by the Indemnified Party to the Indemnifying Party setting forth the amount of the Loss incurred by the Indemnified Party that was the subject of the earlier Notice of Claim. Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the claim, and if the objection relates to the amount of the Loss asserted, the amount, if any, which the Indemnifying Party, believes is due the Indemnified Party. If no such Contest Notice is given with such twenty (20) day period, the obligation of the Indemnifying Party to pay the Indemnified Party the amount of the Loss set forth in the Notice of Claim or subsequent Notice of Loss, shall be deemed established and accepted by the Indemnifying Party.

     (c) If the Indemnifying Party fags to assume the defense of such Claim or, having assumed the defense and settlement of such Claim, fails reasonably to contest such Claim in good faith, the Indemnitee, without waiving its right to indemnification, may assume, a: the cost of the Indemnifying Party, the defense and settlement of such Claim; provided however, that (i) the Indemnifying Party shall be permitted to join in the defense and settlement of such Claim and to employ counsel at its own expense, (ii) the Indemnifying Party shall cooperate with the Indemnitee in the defense and settlement of such Claim in any manner reasonably requested by the Indemnitee, and (iii) the Indemnitee shall not settle such Claim without soliciting the views of the Indemnifying Party and giving them due consideration.

     6.4  Survival.
          --------

     (a) The liability of the Sellers and the Shareholder for their indemnification obligations arising under this Agreement shall be limited to claims for which a Buyer Indemnitee delivers written notice to the Sellers or the Shareholder on or before the second, anniversary date of the Closing Date; provided, however that any indemnification obligation relating to (i) Taxes shall be limited to claims for which a Buyer Indemnitee delivers written notice to the Sellers or the Shareholder on or before the expiration of any statute of limitations, (ii) title to the Purchased Assets shall not be limited as to time, and (iii) Pre-Closing Liabilities shall not be limited as to time.

     (b) The liability of the Buyer and the Parent for the Buyer's and the Parent's indemnification obligations arising out of Section 6.2 shall be limited to claims for which a Seller Indemnitee delivers written notice to the Buyer on or before the third anniversary date of the Closing Date; provided, however, that any indemnification obligation relating to (i) Post-Closing Liabilities and (ii) the Buyers and the Parent's obligations under Section 5.8 shall not be limited as to time.

     6.5  Limitations on Indemnification.  No Indemnifying Party hereto shall be
          ------------------------------
liable to indemnify for Losses under Article VI hereof unless the aggregate amount of Losses for which such Indemnifying Party would, but for the provisions of this Section 6.5, be liable to indemnify exceeds, on an aggregate basis, One Hundred Thousand Dollars ($100,000.00); provided, however, that such threshold shall not apply to matters related to title to the Purchased Assets, Pre-Closing Liabilities, Post-Closing Liabilities, Taxes or any of the matters described in
Section 5.8, 6.1(d), Section 6.1(e), 6.1(f) or 6.1(g) hereof. Notwithstanding anything in this Agreement to the contrary, the maximum indemnification liability of the Sellers and the Shareholder, on the one hand; and the Buyer and the Parent on the other, shall not exceed Twelve Million Six Hundred Thirty-eight Thousand Dollars ($12,638,000.00) in the aggregate, provided that such limitations shall not apply to matters related to title to the Purchased Assets, Pre-Closing Liabilities or any of the matters described in Section 6.1(d), 6.1(e), 6.1(f) or 6.1(g) hereof, in the case of the Sellers and the Shareholder, or Post-Closing

Liabilities or the obligations of the Buyer contained in Section 5.8 hereof, in the case of the Buyer and the Parent.

     6.6  Payment of Damages.  The Indemnifying Party shall pay to the
          ------------------
Indemnified Party in immediately available funds any amounts to which the Indemnified Party may become entitled by reason of the provisions of this Agreement subject to offset for any insurance proceeds actually received by the Indemnified Party, such payment to be made within five days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final judgment of in arbitrator. The availability of insurance proceeds shall not delay or postpone any indemnification payment required hereunder. If the Indemnified Party both collects any such insurance proceeds and receives a payment from the Indemnifying Party hereunder, and the sum of such proceeds and payment is in excess of the amount payable with respect to the matter that it's the subject of the indemnity, then the Indemnified Party shall, promptly refund to the Indemnifying Party the amount of such excess, if permitted by the applicable insurance policy(ies). Except as otherwise provided in the preceding sentence, the Indemnified Party's receipt of any such insurance proceeds shall not eliminate or reduce the obligations of the Indemnifying Party or the rights of the Indemnified Party hereunder.

                                  ARTICLE VII
                                  TERMINATION

     7.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing Date:

     (a)  by mutual consent of the Buyer and the Sellers;

     (b) by either the Sellers or the Buyer after December 15, 1998 (or such later date as the Closing has been extended by mutual agreement of the parties hereto) if the Closing has not occurred by such date, provided that as of such date neither the Sellers, on one hand, and the Buyer, on the other, is in default under this Agreement; or

     (c) by either the Buyer, on the one hand, or the Sellers on the other, without prejudice to other rights and remedies which the terminating party may have (provided the terminating party is not otherwise in material default or breach of this Agreement, or has not failed or refused to close without justification hereunder), if the other party shall (i) materially fail to perform its covenants or agreements contained herein required to be performed on or prior to the Closing Date, or (ii) materially breach or have breached any of its representations or warranties contained herein; provided, however, that in the case of clause (i) or (ii), the defaulting party shall have a period of ten (10) days following written notice from the non-defaulting party to cure any breach of this Agreement, if such breach is curable.

     7.2  Effect of Termination.  In the event of the termination of this
          ---------------------
Agreement by either the Buyer or the Sellers, as provided above, this Agreement shall thereafter become void except as provided in Sections 5.4, 8.1, 8.2 and
8.10 hereof and except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or agreement contained in this Agreement.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1  Expenses.  Whether or not the transactions contemplated hereby arm
          --------
consummated, all costs and expenses (including without limitation the fees and expenses of investment bankers, attorneys and accountants) incurred in connection with this Agreement and transactions contemplated hereby shall be borne by the Buyer, in the case of costs and expenses incurred by the Buyer, by the Sellers in the case of costs and expenses incurred by the Sellers.

     8.2  Notices.  All notices, requests, claims, demands and other
          -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duty given if given) by hand delivery, transmitted by telegram, telex or telecopy or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

     (a)  If to the Buyer to:

          c/o Kinder Morgan Energy Partners, L.P.
          1301 McKinney, Suite 3450
          Houston, Texas  77010
          Attention:  Richard D. Kinder
          Telephone:  (713) 844-9551
          Telecopy:  (713) 844-9570

          with a copy to:

          Bracewell & Patterson
          711 Louisiana Street
          Houston, Texas  77002
          Attention:  David L. Ronn, Esq.
          Telephone:  (713) 221-1352
          Telecopy:  (713) 221-1212

     (b)  If to the Sellers to:

          Zeigler Coal Holding Company
          1500 North Big Run Road
          Ashland, Kentucky  41102
          Attention:  President
          Telephone:  (800) 234-3433
          Telecopy:  (606) 928-0450

          with a copy to:

          Brown, Todd & Heyburn PLLC
          2700 Lexington Financial Center
          Lexington, Kentucky  40507
          Attention:  Paul E. Sullivan, Esq.
          Telephone:  (606) 231-0000
          Telecopy:  (606) 231-0011

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

      8.3  Amendments.  No supplement, modification or waiver of this Agreement
           ----------
shall binding unless executed in writing by the party to be bound thereby.

      8.4  Waiver.  At any time prior to the Closing, the Buyer or the Sellers
           ------
may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the obligations of the other party or any of the conditions to its own obligations contained herein to the extent permitted by law. Any agreement on the part of the Buyer, on the one hand, and the Sellers on the other to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Buyer and the Sellers. The failure of a party to exercise any right remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

      8.5  Public Announcements.  Prior to the Closing, except as required by
           --------------------
applicable law or by any rule or regulation of the New York Stock Exchange, no party hereto shall issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld. With respect to any public statement of party that does not require the consent of the other party, the party making such statement shall, prior to public disclosure thereof, first consult with and provide the other party of a reasonable opportunity to review the contents of such statement.

      8.6  Head.  The headings contained in this Agreement are for reference
           ----
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.7  Nonassignability.  This Agreement shall not be assigned by operation
           ----------------
of law or otherwise without the prior written consent of all parties hereto; provided, however, that the parties specifically consent to (a) an assignment by the Buyer to Kinder Morgan Bulk Terminals, Inc. and (b) an assignment by the Sellers and/or the Shareholder to an Affiliate.

      8.8   Parties in Interest.  This Agreement shall be binding upon and inure
            -------------------
solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this Agreement.

      8.9   Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts each of which shall be deemed to constitute an original and shall become effective when one or more have been signed by each of the parties hereto.

      8.10  Governing Law; Consent to Jurisdiction.  This Agreement shall be
            --------------------------------------
governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of law rules. Subject to Section 8.13, each of the parties hereto agrees that action or proceeding brought to enforce the rights or obligations of any party hereto under this agreement may be commenced and maintained in any court of competent jurisdiction located im the State of Delaware, and that any Delaware State court or Federal court sitting in the State of Delaware shall have non-exclusive jurisdiction over any such action, suit or proceeding brought by any of the parties hereto. Each of the parties hereto further agrees that process may be served upon it by certified mail, return receipt requested, addressed as more generally provided in Section 8.2 hereof, and consents to the exercise of jurisdiction over it and its properties with respect to any action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby or the enforcement of any rights under this Agreement.

      8.11  Severability.  If any term, provision, covenant or restriction of
            ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In such case, the parties hereto shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable so as to preserve nearly as possible the contemplated economic effects of the transactions contemplated hereby.

      8.12  Entire Agreement.  This Agreement and the exhibits and schedules
            ----------------
hereto and the Related Agreements constitute the entire agreement among the parties hereto and supersede all prior agreements and understandings oral or written, among the parties hereto with respect to three subject matter hereof and thereof There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby.

      8.13  Arbitration.
            -----------

     (a) The parties hereby agree that all controversies which may arise among the parties concerning any construction, performance or breach of this Agreement or the Related Agreements which has not been resolved within twenty (20) days after either the Buyer or the Sellers have notified the other in writing of such controversy, dispute or claim shall be settled by arbitration administered by the American Arbitration Association or any successor thereof under its Commercial Arbitration rules (the "Rules") in effect on the date hereof, except as such Rules may be modified by the Agreement.

     (b) The Buyer and the Sellers each shall select one (1) arbitrator (who shall not be counsel for such party), and the two (2) so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within seven (7) calendar days after arbitration is requested, or if the two (2) arbitrators shall fail to select a third arbitrator within fourteen (14) calendar days after arbitration is requested, then such arbitrator shall be selected by the AAA or any successor thereto upon application of either party. Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. Subject to the provisions of thus Agreement, including but not limited to Section 8.17, the award of the arbitrators may grant any relief that a court of general jurisdiction has authority to grant, including, without limitation, an award of damages and/or injunctive relief, and shall assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrator, reasonable attorneys' fees and costs of all prevailing parties, against all non-prevailing, parties.

     (c) Nothing herein contained shall bar the right of any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration, and the prevailing party therein shall be entitled to an award of its reasonable attorneys' fees and costs.

     (d) The arbitration shall take place at a mutually agreeable site in Wilmington, Delaware.

                           [PAGES 41 AND 42 MISSING]

     "Books and Records" means all documents instruments, papers, books and records, books of account, files and data (including customer and supplier lists), catalogs, brochures, sales literature, promotional material, certificates and other documents used in or associated with the conduct of the Terminals or the ownership of the Purchased Assets, including without limitation financial statements, Tax Returns, ledgers, minute books, copies of Contracts, Licenses and Permits, operating data and environmental studies and plans.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.).

     "Claim" means any action, suit, proceeding, hearing, investigation, litigation, charge, complaint, claim, Environmental Action or demand of which either Seller has received written notice.

     "Closing" has the meaning set forth in Section 1.9.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

     "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

     "Disclosure Schedule" means the schedules attached hereto and incorporated herein by reference of the Sellers, the Shareholder, the Buyer and the Parent as appropriate in the context and as referenced throughout this Agreement.

     "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, claim, notice of non-compliance or violation, investigation, request for information, proceeding, consent order or consent agreement by any Person relating in any way to any Environmental Law or any Environmental Permit.

     "Environmental Laws" means any applicable federal, state or local law, statute, rule, regulation or ordinance in effect on the date of this Agreement relating to the environment, human health or safety, pollution or other environmental degradation or Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, certificate, registration, license or other authorization required under any Environmental Law.

     "Financial Statement Date" means September 30, 1998.

     "Financial Statements" has the meaning set forth in Section 2.7(a).

     "GAAP" means generally accepted accounting principles consistently applied (as such term is used in the American Institute of Certified Public Accountants Professional Standards) as of the date of the Financial Statements.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

     "Hazardous Materials" means (a) petroleum or petroleum products, fractions, derivatives or additives, natural or synthetic gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas, (b) any substances defined as or included in the definition of "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," toxic chemicals or "toxic pollutants," "contaminants," or "pollutants" or words of similar import under any Environmental Law, (c) radioactive materials, substances and waste, and radiation, and (d) any other substance exposure to which is regulated under any Environmental Law.

     "Indebtedness" of any Person means any obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, indentures or similar instruments, (c) for the deferred purchase price of goods and services (other than trade payables incurred in the ordinary course of business), (d) under capital leases and (e) in the nature of guarantees of the obligations ascribed in clauses (a) through (d) above of any other Person.

     "Intellectual Property" means all patents, copyright registrations, trademark and service mark registrations, applications for any of the foregoing, and whether or not registered, all designs, copyrights, trademarks, service marks, trade names, secret formulae, trade secrets, secret, processes, computer programs, and confidential information, including all rights to any such property which is owned by and licensed from others and any goodwill associated with any of the above.

     "Investment Assets" means all debentures, notes and other evidence of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnership, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Sellers and issued by any Person other than the Sellers (other than trade receivables generated in the ordinary course of business).

     "Knowledge of the Buyer," "the Buyer's Knowledge," "Known to the Buyer" or other like words mean the actual knowledge of the individuals set forth in
Section 9.1 of the Disclosure Schedule, without any duty of inquiry other than the duty to review the representations and warranties of the Sellers, the Shareholder and the Buyer contained herein as qualified by the Disclosure Schedule.

     "Knowledge of the Sellers and the Shareholder," "the Sellers' or the Shareholder's Knowledge," "Known to the Sellers or the Shareholder," or other like words mean the knowledge of the individuals set forth in Section 9.1 of the Disclosure Schedule without duty of inquiry other than the duty to review the Sellers' and the Shareholder's representations and warranties contained herein as qualified by the Disclosure Schedule.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements in effect on the date of this Agreement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority and "Laws" includes, without Limitation, all Environmental Laws.

     "Liabilities" means all Indebtedness and other liabilities and obligations to pay, perform or discharge any costs, expenses and obligations of a Person (whether known, unknown, absolute, accrued, contingent, fixed or otherwise or whether due or to become due) and all costs, expenses and obligations related to any of the foregoing.

     "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, Environmental Permits and sm-lar consents granted or issued by any Person and are associated with or necessary to operate the Purchased Assets or the Terminals.

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claims, levy, charge, option, right of first refusal, charges, debentures, indentures, deeds of trust, easements, rights-of-way, restrictions, encroachments, licenses, Leases, Permits, security agreements, or other encumbrance of any kind and other restrictions or limitations on the use or ownership of real or personal property or irregularities in title thereto or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Losses" has the meaning set forth in Section 6.1.

     "Material Adverse Effect" means with respect any Person, changes in the business, assets, financial condition or results of operations of such Person resulting in a loss therefrom in excess of Five Hundred Thousand Dollars ($500,000.00); provided that, to the extent Material Adverse Effect shall relate to more than one Person, the such term shall mean, with respect to such group of Persons, changes in the business, assets, financial condition or Five Hundred Thousand Dollars ($500,000.00).

     "Option" with respect to any person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock of such person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(b) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

     "Order" means any write, judgment, degree, injunction, or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Permitted Lien" means (a) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) liens in favor of landlords, carriers, warehousesmen, mechanics, workmen and materialmen and statutory construction or similar liens arising by operation of law or incurred in the ordinary course of business for sums not yet due or that are being contested in good faith as to which adequate reserves exist (to the extent such reserves are required by GAAP), (c) water rights or claims or title to water, whether or not shown by the public records, (d) any Lien created by the Buyer,
(e) any Liens which will be related or discharged as of or before Closing, (f) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, unemployment insurance or other types of social security or to secure the performance and return of money bonds and similar obligations,
(g) rights reserved to or vested in any Governmental Authority to control or regulate any real property or interests therein in any manner, and all Laws of any Governmental Authority, (h) matters of title respect the Real Property shown on the Title

Policies, and (i) unrecorded easements, permits and other restrictions or limitations on the use of the Real Property subject to such Lien(s) or the use of the Real Property and/or the Terminals.

     "Persons" means any natural person, corporation, general partnership, limited partnership proprietorship, other business organization, trust, union, association of Governmental or Regulatory Authority.

     "Plans" has the meaning set forth in Section 2.13(a).

     "Real Property" has the meaning set forth in Section 1.1(b).

     "Related Agreements" means the Bill of Sale, substantially in the form of Exhibit A hereto, and any other agreement, certificate or similar document executed pursuant to this Agreement.

     "Release" means any release, issuance, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through the air, soil, surface water, ground water or property other than as specifically authorized by (and then only to the extent in compliance with) all Environmental Laws and Environmental Permits.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations of the Securities and Exchange Commission thereunder, all as shall be in effect at the time.

     "Taxes" means any and all taxes, fees, levies, duties, tariffs, import and other charges, imposed by any taxing authority, together with any related interest, penalties or other additions to tax, or additional amounts imposed by any taxing authority, and without limiting the generality of the foregoing, shall include net income alternative or add-on minimum tax, gross income, gross receipts, sales, use ad valorem, value added, franchise, profits, license, transfer, recording, escheat, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profit, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever.

     "Tax Return" means all returns, reports and forms required to be filed with respect to Taxes.

     9.2  Other Terms.  Other terms may be defined elsewhere in the text of this
          -----------
Agreement and shall have the meaning indicated throughout this Agreement.

     9.3  Other Definitional Provisions.
          -----------------------------

     (a) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular provision of this Agreement.

     (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (c) The terms defined in the neuter or masculine gender shall include the feminine, neuter and masculine genders, unless the context clearly indicates otherwise.

     (d) For purposes of this Agreement, "ordinary course of business" shall include, without limitation, spot service agreements and negotiating contract renewals consistent with past practices.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Buyer and the Sellers on the date first above written.

                              BUYER:

                              KINDER MORGAN OPERATING L.P. "C"

                              By:  Kinder Morgan G.P., Inc.
                                   its general partner


                              By:  /s/
                              Name:
                              Title:

                              PARENT:

                              KINDER MORGAN ENERGY PARTNER, L.P.


                              By:  Kinder Morgan G.P., Inc.
                                   its general partner


                              By:  /s/
                              Name:
                              Title:

                              SELLERS:

                              MOUNTAINEER COAL DEVELOPMENT COMPANY



                              By: /s/ William H. Haselhoff
                              Name:  Sec./Treas.
                              Title:

                              SHIPYARD RIVER COAL TERMINAL COMPANY


                              By: /s/ Vic Grubb
                              Name:  Vic Grubb
                              Title: Treasurer

                              SHAREHOLDER:
                              ZEIGLER COAL HOLDING COMPANY


                              By: /s/ Vic Grubb
                              Name:  Vic Grubb
                              Title: Treasurer

                              SELLER:

                              MOUNTAINEER COAL DEVELOPMENT
                              COMPANY


                              By:    /s/ Vic Grubb
                                  -------------------------------
                              Name: Vic Grubb
                              Title:  Treasurer


                              SHIPYARD RIVER COAL TERMINAL
                              COMPANY


                              By:    /s/ Vic Grubb
                                  -------------------------------
                              Name: Vic Grubb
                              Title:  Treasurer


                              SHAREHOLDER:
                              ZIEGLER COAL HOLDING COMPANY


                              By:________________________________
                              Name:
                              Title: